OPAL Fuels and GFL Environmental Advance Growth Strategy with New RNG Projects in Alabama and Georgia

New Projects Expected to Add Approximately 15 Million GGEs of RNG Supply Capacity

WHITE PLAINS, N.Y. and MIAMI BEACH, FL, June 3, 2026 – OPAL Fuels (Nasdaq: OPAL), a leading vertically integrated producer and distributor of renewable natural gas and compressed natural gas (RNG/CNG) and GFL Environmental Inc. (NYSE: GFL) (TSX: GFL) (“GFL”) announced today the advancement of construction for two new RNG facilities at the Stones Throw Landfill in Tallapoosa County, Alabama and the Grady Road Landfill in Polk County, Georgia. The projects together represent nearly 2 million MMBTU of plant design capacity and are owned jointly, 50 percent each, by GFL and OPAL Fuels.

OPAL Fuels has agreed to market and distribute the full output from the new RNG facilities through its expanding CNG/RNG dispensing network further advancing OPAL Fuels’ strategy to drive profitable growth across both upstream production and downstream distribution.

The new RNG facilities are designed to supply fuel for approximately 800 Class 8 heavy-duty tractors, with such fuel providing better economics than diesel and the added benefits of zero Scope 1 and Scope 2 emissions. The projects are well positioned to supply accelerating fleet conversion activity in the heavy-duty trucking sector which is being driven by higher and volatile diesel pricing, increased regulatory clarity regarding combustion engines, and the availability of next-generation natural gas engine platforms.

“The construction of these two facilities underscore OPAL Fuels’ momentum in advancing our growth objectives with value accretive projects,” said Jonathan Maurer, Co-Chief Executive Officer of OPAL Fuels. “Bringing new RNG production online amid accelerating fleet demand reinforces the strength of our vertically integrated model, connecting landfill partners to high-value end markets through our growing fuel station network. This work supports our focus on sustainable revenue growth, margin expansion, and creating long-term shareholder value.”

“We are excited to continue building on our investments in RNG facilities at our landfills,” said Patrick Dovigi, GFL’s Founder and CEO. “These projects support the achievement of GFL’s GHG reduction goals including fueling our own CNG fleet from landfill gas produced at our landfills, in addition to generating strong, stable, risk-adjusted returns for many years into the future.”

Using proven technology, the projects will capture methane generated from the natural decomposition of organic material at the Grady Road Landfill and the Stones Throw Landfill and convert it into RNG, a low-carbon, cost-effective transportation fuel.

About OPAL Fuels

OPAL Fuels (Nasdaq: OPAL) is a leader in the capture and conversion of biogas into low carbon intensity RNG and renewable electricity. OPAL Fuels is also a leader in the marketing and distribution of RNG to heavy duty trucking and other hard to decarbonize industrial sectors. For additional information, and to learn more about OPAL Fuels and how it is leading the effort to capture North America’s harmful methane emissions and decarbonize the economy, please visit www.opalfuels.com.

About GFL

GFL is the fourth largest diversified environmental services company in North America, providing comprehensive solid waste management services from its platform of facilities throughout Canada and 18 U.S. states. GFL has a workforce of more than 15,000 employees across its organization.

Forward-Looking Statements

This release includes certain “forward-looking statements” and “forward-looking information” (collectively, “forward-looking statements”), within the meaning of applicable U.S. and Canadian securities laws, respectively. Forward-looking statements are statements that are not historical facts and generally relate to future events or OPAL Fuels’ or GFL’s future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by OPAL Fuels and GFL and their respective management, as the case may be, are inherently uncertain and subject to material change. Factors that may cause actual results to differ materially from current expectations include various factors beyond management’s control, including, but not limited to, general economic conditions and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the OPAL Fuels’ annual report on Form 10-K and quarterly reports on Form 10-Q, and other filings it makes with the Securities and Exchange Commission and in the “Risk Factors” section of GFL’s annual information form for the year ended December 31, 2025, GFL’s other periodic filings with the U.S. Securities and Exchange Commission and the securities commission or similar regulatory authorities in Canada. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Except as required by law, OPAL Fuels and GFL expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in OPAL Fuels or GFL’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.
Disclaimer

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact information for OPAL Fuels

Investors
Todd Firestone

Vice President, Investor Relations and Corporate Development
(914) 705-4001
investors@opalfuels.com

Media
Harrison Feuer
Senior Director, Communications and Public Policy
(914) 721-3723
hfeuer@opalfuels.com

Contact information for GFL

Patrick Dovigi
+1 905-326-0101
pdovigi@gflenv.com